Exhibit 10.51

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 30, 2005, among ARTHROCARE CORPORATION, a Delaware corporation (the “Borrower”), the several financial institutions party to the Credit Agreement referred to below (collectively, the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Documentation Agent and Collateral Agent.

RECITALS

A. The Borrower, the Lenders, the Administrative Agent, the Documentation Agent and the Collateral Agent have previously entered into an Amended and Restated Credit Agreement, dated as of October 15, 2004 (the “Credit Agreement”).

B. The Borrower and the Lenders desire to amend the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. Definitions. Each capitalized term used but not otherwise defined herein has the meaning ascribed thereto in the Credit Agreement.

2. Amendments to the Credit Agreement. Upon the effectiveness of this Amendment, the Credit Agreement is hereby amended as follows, with all such amendments being effective retroactive to the Closing Date:

(a) The defined term “Specified Acquisition” is amended by deleting the reference to “Opus Acquisition Agreements” contained therein and by substituting therefor a reference to “Specified Acquisition Agreements.”

[*]

3. Amendment Fee. As additional consideration for each Lender’s agreement to enter into this Amendment, the Borrower shall pay to the Administrative Agent, for distribution by the Administrative Agent to each Lender on a pro rata basis in accordance with such Lender’s Proportionate Share, an amendment fee in an amount equal to [*] (the “Amendment Fee”). The Amendment Fee shall be payable in immediately available federal funds on the Amendment Effective Date, shall be deemed

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

fully earned and non-refundable on the Amendment Effective Date and shall not reduce or otherwise constitute a deposit or payment on any other obligations of the Borrower or any of the Guarantors owing under or in respect of the Loan Documents.

4. Conditions to Effectiveness. Notwithstanding anything to the contrary contained herein, this Amendment shall become effective as of the first date upon which all of the following conditions have been satisfied (the “Amendment Effective Date”):

(a) the Administrative Agent shall have received originals (with sufficient copies for the Administrative Agent, the Documentation Agent, the Collateral Agent and all Lenders) of this Amendment, duly executed and delivered by the Borrower and the Lenders;

(b) the Administrative Agent shall have received originals (with sufficient copies for the Administrative Agent, the Documentation Agent, the Collateral Agent and all Lenders) of that certain Reaffirmation by Guarantors (the “Reaffirmation”), dated as of even date herewith, in substantially the form of Exhibit A attached hereto and incorporated herein by this reference, duly executed and delivered by each of Medical Device Alliance Inc., Parallax Medical, Inc. and OC Acquisition Sub, LLC, as the sole existing Guarantors as of the date of this Amendment;

(c) the Administrative Agent shall have received payment in full of the Amendment Fee; and

(d) each of the Administrative Agent and the Collateral Agent shall have received such other agreements, documents and instruments as the Administrative Agent or the Collateral Agent shall have required in connection with the amendments to be effected by this Amendment;

provided that, in the event the foregoing conditions are not satisfied prior to 1:00 p.m., California time, on April 1, 2005, then this Amendment shall automatically terminate and be of no further force and effect.

5. Representations, Warranties and Agreements. The Borrower hereby represents, warrants and agrees in favor of the Administrative Agent, the Documentation Agent, the Collateral Agent and the Lenders as follows:

(a) Both before and after giving effect to this Amendment, no Default or Event of Default exists (but for any Default or Event of Default which would exist solely as a result of the amendments to the Credit Agreement otherwise effected pursuant to Section 2 of this Amendment not being effective as of the Closing Date).

(b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and/or other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person in order to be effective and enforceable. Each of the Credit Agreement and the other Loan Documents to which the Borrower is a party constitutes and continues to constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforceability of creditor rights. The collateral that secures the obligations of the

Borrower under the Credit Agreement and the other Loan Documents secures and will continue to secure the obligations of the Borrower under the Credit Agreement and the other Loan Documents.

(c) All representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement and the other Loan Documents are true and correct and will be true and correct on the Amendment Effective Date.

(d) The Borrower is entering into this Amendment on the basis of such Person’s own business judgment, without reliance upon any Agent-Related Person, any Lender or any other Person.

(e) The Borrower acknowledges and agrees that the execution and delivery by the Lenders, the Administrative Agent, the Documentation Agent and the Collateral Agent of this Amendment shall not be deemed to create a course of dealing or otherwise obligate any Agent-Related Person or the Lenders (or any of them) to execute similar agreements under the same or similar circumstances in the future. Neither any Agent-Related Person nor any Lender has any obligation to the Borrower, the Guarantors or any other Person to further amend provisions of the Credit Agreement or the other Loan Documents. Other than as specifically contemplated hereby, all of the terms, covenants and provisions of the Credit Agreement (and the other Loan Documents) are and shall remain in full force and effect.

6. General Provisions.

(a) Upon the effectiveness of this Amendment, all references in the Credit Agreement and in the other Loan Documents to the Credit Agreement shall refer to the Credit Agreement as modified hereby. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement. This Amendment is a Loan Document. THIS AMENDMENT IS EXPRESSLY SUBJECT TO THE PROVISIONS OF SECTION 10.16 (GOVERNING LAW/SUBMISSION TO JURISDICTION) AND SECTION 10.17 (WAIVER OF JURY TRIAL), WHICH PROVISIONS ARE INCORPORATED HEREIN AND MADE APPLICABLE HERETO BY THIS REFERENCE.

(b) This Amendment is made pursuant to Section 10.01 of the Credit Agreement and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

(c) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by delivery of a hard copy original, and that receipt by the Administrative Agent of a facsimile transmitted document purportedly bearing the signature of a Lender or the Borrower shall bind such Person with the same force and effect as the delivery of a hard copy original. Any failure by the Administrative Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Administrative Agent.

(d) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

[Document continues with signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

ARTHROCARE CORPORATION, a Delaware corporation, as the Borrower

By:	/s/ Fernando V. Sanchez
Printed Name:	Fernando V. Sanchez
Title:	Chief Financial Officer, Senior Vice President

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Jill B. Ta
Printed Name:	Jill B. Ta
Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Documentation Agent and Collateral Agent

By:	/s/ Dora A. Brown
Printed Name:	Dora A. Brown
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Jill B. Ta
Printed Name:	Jill B. Ta
Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Documentation Agent and Collateral Agent

By:	/s/ John C. Plecque
Printed Name:	John C. Plecque
Title:	Senior Vice President

EXHIBIT A

FORM OF REAFFIRMATION BY GUARANTORS

Each of the undersigned (each, a “Guarantor,” and, collectively, the “Guarantors”) acknowledges and agrees that such Guarantor has received, read and is familiar with, and consents to, all of the terms and conditions of that certain First Amendment to Amended and Restated Credit Agreement (the “Amendment”), dated as of even date herewith, among ArthroCare Corporation, a Delaware corporation (the “Borrower”), the several financial institutions party to the Credit Agreement referred to therein (collectively, the “Lenders”), Bank of America, N.A., as Administrative Agent (“Administrative Agent”), and Wells Fargo Bank, National Association, as Documentation Agent and Collateral Agent. In light of the foregoing, each Guarantor confirms and agrees that all of the terms and provisions of its Guaranty, previously executed by such Guarantor in favor of Administrative Agent (as amended, modified and/or supplemented from time to time, a “Guaranty,” and, collectively, the “Guaranties”), are ratified and reaffirmed, and that such Guarantor’s Guaranty shall continue in full force and effect. Each capitalized term used but not otherwise defined herein has the meaning ascribed thereto in the Amendment.

Although the Administrative Agent has informed each Guarantor of the terms of the Amendment, each Guarantor understands and agrees that none of the Administrative Agent, the Documentation Agent, the Collateral Agent, the Lenders (or any of them) has any duty under any agreement with Borrower (including, without limitation, under the Amendment), under the Guaranties, or under any other agreement with any Guarantor to so notify any Guarantor or to seek this or any future acknowledgment, consent, or reaffirmation, and nothing contained herein is intended to, or shall create, such a duty as to any transactions hereafter.

The execution, delivery and performance by each Guarantor of this Reaffirmation have been duly authorized by all necessary corporate and/or other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person in order to be effective and enforceable. Each of the Loan Documents to which each Guarantor is a party constitutes and continues to constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforceability of creditor rights. The collateral that secures the obligations of the each Guarantor under the Loan Documents secures and will continue to secure the respective obligations of such Person under the Loan Documents. All representations and warranties of each Guarantor contained in the Loan Documents are true and correct and will be true and correct on the Amendment Effective Date. Each Guarantor is entering into the Reaffirmation, on the basis of such Person’s own business judgment, without reliance upon any Agent-Related Person, any Lender or any other Person.

Each Guarantor acknowledges and agrees that the execution and delivery by the Lenders, the Administrative Agent, the Documentation Agent and the Collateral Agent of the Amendment shall not be deemed to create a course of dealing or otherwise obligate any Agent-Related Person or the Lenders (or any of them) to execute similar agreements under the same or similar circumstances in the future. Neither any Agent-Related Person nor any Lender has any obligation to the Borrower, the Guarantors or any other Person to further amend provisions of the Credit Agreement or the other Loan Documents. Other than as specifically contemplated hereby, all of the terms, covenants and provisions of the Credit Agreement (and the other Loan Documents) are and shall remain in full force and effect.

Dated as of: March 30, 2005

MEDICAL DEVICE ALLIANCE, INC., a Nevada corporation, as a Guarantor

By:

Printed Name:

Title:

PARALLAX MEDICAL, INC., a Delaware corporation, as a Guarantor

By:

Printed Name:

Title:

OC ACQUISITION SUB LLC, a California limited liability company, as a Guarantor

By:

Printed Name:

Title: